UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  August 13, 2010 (August 12, 2010)

Avis Budget Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Item 1.01	Entry into a Material Definitive Agreement.

On August 12, 2010, our subsidiary Avis Budget Car Rental, LLC (“ABCR”) and Ford Motor Company (“Ford”) entered into a letter agreement (the “Agreement”) for the purchase of vehicles from Ford dealers.

The Agreement sets forth the terms and conditions related to ABCR’s purchase of vehicles from Ford dealers for the 2011 vehicle model year.  The Agreement also sets forth the terms and conditions related to Ford’s guaranteed auction value program, which guarantees the price of certain vehicles purchased by ABCR under the Agreement when sold at auction.

The Agreement is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Avis Budget Car Rental 2011 Model Year Program Letter dated August 12, 2010 between Avis Budget Car Rental, LLC and Ford Motor Company*

*The Company has applied for confidential treatment of portions of this Exhibit.  Accordingly, portions thereof have been omitted and filed separately.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIS BUDGET GROUP, INC.
By:	/s/ Jean M. Sera
Jean M. Sera Senior Vice President and Secretary

Date:  August 12, 2010

AVIS BUDGET GROUP, INC.
CURRENT REPORT ON FORM 8-K
Report Dated August 13, 2010 (August 12, 2010)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Avis Budget Car Rental 2011 Model Year Program Letter dated August 12, 2010 between Avis Budget Car Rental, LLC and Ford Motor Company*

*The Company has applied for confidential treatment of portions of this Exhibit.  Accordingly, portions thereof have been omitted and filed separately.